Exhibit 10.20

SHAREHOLDER RIGHTS AGREEMENT

This Shareholder Rights Agreement (this “Agreement”) is made as of April 7, 2003 by and among Titan Machinery Inc., a North Dakota corporation (the “Company”), and the persons identified on Schedule A hereto (as such Schedule is updated from time-to-time by the Company) who have or who hereafter execute a signature page hereto and who hold shares of Common Stock or Preferred Stock in the Company (individually referred to herein as an “Shareholder” and collectively referred to herein as the “Shareholders”).

The parties hereto agree as follows:

ARTICLE 1.

CERTAIN DEFINITIONS

1.1           Certain Definitions.  The following terms shall have the following meanings:

(a)           “Initial Public Offering” means a public offering of the Company’s Common Stock, pursuant to a registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees or consultants of the Company pursuant to a stock option, stock purchase or similar plan or a Commission Rule 145 transaction).

(b)           “Major Shareholder” shall mean a Shareholder who holds at least 10,000 shares of Common Stock (or shares of Common Stock issuable upon conversion of Preferred Stock).

(c)           “Pro Rata” portion or basis shall mean the fraction, the numerator of which is the aggregate number of shares of Common Stock then held by the Shareholder or issuable upon conversion of any shares of Preferred Stock then held by the Shareholder, and the denominator of which is the total number of Common Stock then outstanding plus the number issuable upon conversion or exercise of all convertible securities, options, rights or warrants then outstanding.

(d)           “Registrable Securities” shall mean shares of Common Stock held by the Shareholders, and any securities with respect thereto upon any stock split, stock dividend, recapitalization or similar event.  Registrable Securities shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (y) they shall be eligible to be distributed pursuant to Rule 144 promulgated under the Securities Act in a single three-month period by the holder thereof, or (z) they shall have ceased to be outstanding.

(e)           The terms “register,” “registered,” and “registration” shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of the effectiveness of such registration statement.

(f)            “Registration Expenses” shall mean all expenses incurred by the Company in registration, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, marketing expenses and the expense of any special audit incident to or required by any such registration, as well as the compensation of regular employees of the Company.

(g)           “Sale of the Company” means (i) the sale, conveyance, or other disposition of all or substantially all of the Corporation’s assets, or (ii) the merger or consolidation with any other corporation or other entity (other than a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to the completion of the merger or consolidation have less than 50% of the voting power of the surviving entity

(h)           “SEC” shall mean the U.S. Securities and Exchange Commission.

(i)            “Securities Act” shall mean the Securities Act of 1933, as amended.

(j)            “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered.

(k)           “Shares” means shares of the Company’s capital stock, including Common Stock and Preferred Stock.

ARTICLE 2.

PIGGYBACK REGISTRATION RIGHTS

2.1           Piggyback Registration Rights.

(a)           Notice of Registration.  Whenever the Company shall determine to register any of its securities for its own account (other than a registration statement in connection with an initial public offering of the Company’s securities, Form S-8, Form S-4 or other limited purpose form, and other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, or a transaction relating solely to the sale of debt or convertible debt instruments ), the Company will:

(i)            promptly give to the Shareholders written notice thereof; and

(ii)           except as provided herein, register pursuant to such registration statement such number of Registrable Securities as shall be specified in a written request or requests by the Shareholders made within 30 days after such written notice from the Company.

(b)           Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Shareholders as a part of the written notice given pursuant to Section 2.1(a) above.  In such event, the right of the Shareholders to registration pursuant to Section 2.1(a) shall be conditioned upon such Shareholders’ participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein on the same terms as the securities otherwise being sold through the underwriting.  The Shareholders, if they are proposing to distribute their Registrable Securities through such underwriting, shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the managing underwriter may limit or exclude the Registrable Securities requested to be included in such registration, such limitation to be on a pro rata basis based on the relation that such Registrable Securities bear to the total number of securities (including, without limitation, Registrable Securities) proposed to be registered pursuant to the registration statement covered by this Section 2.1 by the Shareholders and by other persons selling securities pursuant to registration rights granted them by the Company or otherwise; provided, however, that no such reduction may reduce the securities being offered by the Company for its own account and any such reductions shall be subject to any superior registration rights granted by the Company to any other party or parties.  No Registrable Securities excluded from the underwriting by reason of the underwriters’ marketing limitation shall be included in such registration.  The Company shall advise the Shareholders of the number of Registrable Securities that may be included in the registration and underwriting.  If the Shareholders do not approve of the terms of any such underwriting, they may elect to withdraw therefrom, without loss to the Shareholders of any rights under this Section 2.1, by written notice to the Company and the managing underwriter.

(c)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration, whether or not the Shareholders have elected to include securities in such registration.

(d)           Expenses of Registration.  All Selling Expenses incurred in connection with any registration pursuant to this Section 2.1 shall be borne by the Shareholders and all Registration Expenses as well as the fees and expenses of one counsel for the holders of a majority of the Registrable Securities covered by such registration incurred in connection with any registration shall be borne by the Company.

2.2           Registration Procedures.  In the case of each registration effected by the Company pursuant to this Agreement, the Company will furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed with the Securities and Exchange Commission, which documents will be subject to the review of such counsel.

2.3           Indemnification.

(a)           Indemnification by Company.  The Company will indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Shareholders and each person who controls any of the Shareholders, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company in writing by any of the Shareholders or any such controlling person expressly for use therein.

(b)           Indemnification by Shareholders.  Each holder of Registrable Securities, to the extent permitted by law, will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement and each person who controls the Company or such underwriter (within the meaning of the Securities Act), against all expenses, claims, losses, damages or liabilities, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, each such underwriter and each person who controls the Company or any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company in writing by such of the Shareholders for use therein.

(c)           Notice Requirements.  Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought.  The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section, unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action.  Upon notice thereof, the Indemnifying Party shall be permitted to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and (ii) the Indemnified Party may participate in such defense at such party’s expense.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as a unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.4           Other Registration Rights.  Each Shareholder acknowledges and agrees that nothing in this Agreement shall in any way prohibit or otherwise limit the Company’s ability to grant registration rights in the future, which rights may be superior to the rights granted to Shareholders under this Agreement.

2.5           Stand-Off Agreement.  Each holder of Registrable Securities agrees, in connection with the Company’s initial public offering, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Unit of the Company (other than those, if any, that may be included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not exceeding 180 days) from the effective date of such registration as may be requested by the underwriters; provided, however, that all of the directors and officers of the Company who own Common Stock of the Company must also agree to not less onerous restrictions.

2.6           Assignment of Registration Rights.  A Shareholder’s rights under this Article may be assigned (but only with all related obligations) by a Shareholder to (i) an affiliate of such Shareholder, or (ii) an assignee of at least 10,000 Shares (appropriately adjusted to reflect subsequent stock splits, stock dividends, combinations or other recapitalizations), provided, such assignee or transferee shall agree in writing to be bound by this Agreement as if it were a Shareholder herein.  Any assignment of rights under this Article shall only be effective provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, and (iii) such assignment shall be effective only if immediately following such assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.7           Termination of Registration Rights. This Article, and all of the Company’s obligations (other than its obligations pursuant to Section 2.3, which Section shall survive such termination) hereunder, shall terminate upon the earliest to occur of (i) the date on which there are no Registrable Securities outstanding, (ii) the third anniversary of the effective date of the registration statement filed with respect to the Company’s initial public offering, and (iii) a Sale of the Company.

ARTICLE 3.

PRO RATA RIGHT TO PURCHASE NEW SECURITIES

3.1           Pro Rata Right to Purchase New Securities.  The Company hereby grants to each of the Shareholders a right to purchase, on a Pro Rata basis, all or any part of New Securities (as defined below) that the Company may, from time to time, propose to sell and issue, or has sold and issued, in a financing subject to the terms and conditions set forth below.  Notwithstanding the foregoing, the Company’s obligations to sell New Securities to any Shareholder are subject to the Company’s securing exemption from the registration requirements of the federal and applicable state securities laws in reliance on such exemptions as the Company, in its discretion, may elect to rely on, and the Company may further require that any Shareholder purchasing such New Securities be an “accredited investor” within the meaning of Regulation D of the Securities Act..

3.2           New Securities.  “New Securities” shall mean any Common Stock or Preferred Stock of the Company, regardless of whether now authorized, and convertible securities, rights, options or warrants to purchase Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include:

(a)           securities offered to the public pursuant to a registration statement;

(b)           securities issued for non-cash consideration;

(c)           securities issued or issuable for the acquisition of another company or business by the Company by merger, purchase of substantially all the assets of such company or business, or other reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such company or business;

(d)           securities issued or issuable to any vendor or licensor of products or services to the Company, to any other strategic partner of the Company or to any Company customer or to any other purchaser of the Company’s products or services;

(e)           securities issued or issuable to the Company’s or its subsidiaries’ employees, directors, officers, agents, consultants, contractors or other service providers to the Company;

(f)            securities issued as a result of any stock split, stock dividend or reclassification of stock, distributable on a pro rata basis to all holders of the Company’s Common Stock,

(g)           securities issued (A) in connection with any stock split, stock dividend or recapitalization by the Company, so long as immediately after such stock split, stock dividend or recapitalization the Shareholders own the same relative proportion of the Company’s equity securities as immediately prior to such stock split, stock dividend or recapitalization, or (B) upon conversion or exercise of convertible or exercisable securities that are outstanding as of the date of this Agreement, including, without limitation, upon conversion of Subordinated Convertible Debentures outstanding on the date hereof,

(h)           securities issued or issuable to any other party (including one or more Shareholders or their affiliates) if Shareholders holding a majority of all Common Stock (determined on an as if converted basis for shares of convertible Preferred Stock) then held by all Shareholders (including one or more Shareholders or their affiliates purchasing such securities) consent in writing thereto or waive the Shareholders’ rights under this Article with respect thereto.

3.3           Notice.  In the event the Company intends to issue New Securities, or within ninety (90) days after the issuance of any New Securities, it shall give the Shareholders written notice of such intention, describing the type of New Securities to be issued or issued, the price thereof and the general terms upon which the Company proposes to effect or has effected such issuance.  Each of the Shareholders shall have 15 days from the date of any such notice to agree to purchase all or part of its Pro Rata share of such New Securities for the price and upon the general terms and conditions specified in the Company’s notice by giving written notice to the Company stating the quantity of New Securities to be so purchased.

3.4           Termination of Rights.  The rights set forth in this Article shall terminate as to each Shareholder and be of no further force or effect on the earlier to occur of (i) immediately prior to the consummation of the Company’s Initial Public Offering, or (ii) a Sale of the Company.  Further, a Shareholder shall no longer have any further rights under this Article hereof upon transfer of all of the Shareholder’s Shares.

ARTICLE 4.

FINANCIAL INFORMATION

4.1           Annual Audited Financial Information.  The Company will furnish to each Shareholder as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, a consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated and consolidating statements of income and cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail and audited.

4.2           Quarterly Unaudited Financial Information.  The Company will furnish to each Major Shareholder as soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within sixty (60) days thereafter, a consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated and consolidating statements of income and cash flow of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail, except that such statements need not contain the notes required by generally accepted accounting principles.

4.3           Termination of Rights.  The rights set forth in this Article shall terminate as to each Shareholder and be of no further force or effect on the earlier to occur of (i) immediately prior to the consummation of the Company’s Initial Public Offering, or (ii) a Sale of the Company.  Further, a Shareholder shall no longer have any further rights under this Article hereof upon transfer of all of the Shareholder’s Shares.

ARTICLE 5.

GENERAL

5.1           Governing Law.  The parties have agreed that the validity, construction, operation and effect of any and all of the terms and provisions of this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be determined and enforced in accordance with the laws of the State of North Dakota without giving effect to principles of conflicts of law thereunder.

5.2           Amendment; Etc.

(a)           Any modification, amendment, waiver or termination of this Agreement or any provision hereof shall be in writing and executed by the Company and Shareholders holding a majority of all shares of Common Stock (as determined based on an as if converted basis for outstanding shares of Preferred Stock) then held by all Shareholders.  Each Shareholder acknowledges that, except as otherwise provided herein, by the operation of this Section, the holders of a majority or more of the outstanding Shares subject to this Agreement may have the right and power to diminish or eliminate any or all rights, to change or add obligations, of such Shareholder under this Agreement.

(b)           Further, the Company may admit additional parties as Shareholders upon such parties executing and delivering a signature page hereto, or otherwise agreeing in writing to become a party hereto, and in connection therewith, the Company may update Schedule A from time to time to reflect the Shareholders who are a party hereto, and the Common Units owned by them.  Without limiting the generality of the foregoing, the Company, in its discretion, may admit the Company’s officers, directors, Common Stock shareholders and others as Shareholders.  The Company may also update Schedule A from time-to-time.

5.3           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements, arrangements and understandings among the parties with respect to the subject matter hereof.

5.4           Assignability.  Except as set forth above, this Agreement may not be assigned by any of the Shareholders without the Company’s written consent.

5.5           Notices.  All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by mail  or by overnight courier (postage prepaid) to the Company at its principal office and to a Shareholder at such Shareholder’s address as shown in the records of the Company. Notices may also be sent by the Company to a Shareholder by facsimile or email at such Shareholders’ facsimile number or email address as shown in the records of the Company. Notice shall be deemed given upon deposit in a U.S. mail receptacle and otherwise upon delivery.

5.6           Severability.  The invalidity of any portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted herein conditionally on them being valid in law.  In the event that any portion contained herein shall be invalid, this Agreement shall be construed so as to make such portion valid or, if such construction is not legally possible, as if such invalid portion had not been inserted.

5.7           Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

Titan Machinery Inc.

By

Its

SHAREHOLDER SIGNATURE PAGE

TO

TITAN MACHINERY INC.

SHAREHOLDER RIGHTS AGREEMENT

The undersigned is a holder of shares of capital stock of Titan Machinery Inc., and by execution hereof, agrees to become a party to the Shareholder Rights Agreement (as such agreement may be amended from time to time) as a “Shareholder.”

David Meyer

SHAREHOLDER SIGNATURE PAGE

TO

TITAN MACHINERY INC.

SHAREHOLDER RIGHTS AGREEMENT

The undersigned is a holder of shares of capital stock of Titan Machinery Inc., and by execution hereof, agrees to become a party to the Shareholder Rights Agreement (as such agreement may be amended from time to time) as a “Shareholder.”

ADAM SMITH SPECULATIVE GROWTH PARTNERS,
A LIMITED PARTNERSHIP

By: ADAM SMITH COMPANIES, LLC
Its General Partner

By:
Tony J. Christianson, Chairman

SHAREHOLDER SIGNATURE PAGE

TO

TITAN MACHINERY INC.

SHAREHOLDER RIGHTS AGREEMENT

The undersigned is a holder of shares of capital stock of Titan Machinery Inc., and by execution hereof, agrees to become a party to the Shareholder Rights Agreement (as such agreement may be amended from time to time) as a “Shareholder.”

Individuals:
Name

Signature

Entities:

By

Its

ACKNOWLEDGED:

TITAN MACHINERY INC.

By
Its

Schedule A

to

Shareholder Rights Agreement

Shareholder	Shares